UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  October 12, 2016 (August 15, 2016)
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors
(d)(3)     As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2016, the Board of Directors of Diebold, Incorporated elected Dr. Alexander Dibelius and Dr. Dieter Düsedau to the Board effective on August 16, 2016. Following a regularly scheduled meeting of the Board of Directors on October 12, 2016, the Board appointed Dr. Dibelius to the Finance and Board Governance Committees, and appointed Dr. Düsedau to the Audit and Compensation Committees, each to serve in such capacities until his successor has been chosen and elected or until his earlier resignation or removal.
Given the foregoing appointments, the Board Governance Committee recommended, and the Board approved at the October 12, 2016 Board meeting, the following standing Committee assignments going forward:
Audit Committee: Patrick W. Allender (Chair), Gale S. Fitzgerald, Robert S. Prather, Jr. and Dieter Düsedau.
Compensation Committee: Phillip R. Cox (Chair), Rajesh K. Soin, Alan Weber and Dieter Düsedau.
Board Governance Committee: Gale S. Fitzgerald (Chair), Phillip R. Cox, Richard L. Crandall and Alexander Dibelius.
Finance Committee: Alan Weber (Chair), Gary G. Greenfield, Robert S. Prather, Jr. and Alexander Dibelius.
Effective as of the Committee meetings held on October 11, 2016, Chairman of the Board, Henry D. G. Wallace, will not serve on any Committees but will provide advice and oversight to the Committees in his role as Chairman.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
October 18, 2016	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary